EX-99.B(i)

[MORRISON & FOERSTER LLP LETTERHEAD]

February 1, 2006

Wells Fargo Funds Trust

525 Market Street

San Francisco, California 94105

Re:	Shares of Beneficial Interest of Wells Fargo Funds Trust

Ladies/Gentlemen:

We refer to the Registration Statement on Form N-1A (SEC File Nos. 333-74295 and 811-09253) (the “Registration Statement”) of Wells Fargo Funds Trust (the “Trust”) relating to the registration of an indefinite number of shares of beneficial interest in the Trust (collectively, the “Shares”).

We have been requested by the Trust to furnish this opinion as Exhibit (i) to the Registration Statement of Post-Effective Amendment No. 89.

We have examined documents relating to the organization of the Trust and the Equity Funds of the Trust, and the authorization and issuance of Shares to the Equity Funds. The Equity Funds are the Aggressive Allocation Fund, Asset Allocation Fund, Balanced Fund, Conservative Allocation Fund, Growth Balanced Fund, Moderate Balanced Fund, C&B Large Cap Value Fund, Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Equity Value Fund, Growth Equity Fund, Index Fund, Large Cap Appreciation Fund, Large Company Growth Fund, Small Company Growth Fund, Small Company Value Fund, Asia Pacific Fund, Emerging Markets Focus Fund, Institutional Emerging Markets Fund, International Core Fund, International Equity Fund, International Value Fund, Overseas Fund, C&B Mid Cap Value Fund, Common Stock Fund, Discovery Fund, Enterprise Fund, Mid Cap Disciplined Fund, Mid Cap Growth Fund, Opportunity Fund, Small Cap Disciplined Fund, Small Cap Growth Fund, Small Cap Opportunities Fund, Small Cap Value Fund, Small/Mid Cap Value Fund, Specialized Financial Services Fund, Specialized Health Sciences Fund and Specialized Technology Fund.

Based upon and subject to the foregoing, we are of the opinion that:

The issuance and sale of the Shares of the Equity Funds by the Trust has been duly and validly authorized by all appropriate action of the Trust, and assuming delivery by sale or in accord with the Trust’s dividend reinvestment plan in accordance with the description set forth in the Funds’ current prospectuses under the Securities Act of 1933, as amended, such Shares will be legally issued, fully paid and nonassessable by the Trust.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ MORRISON & FOERSTER LLP

MORRISON & FOERSTER LLP